Exhibit 23.2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Geeknet, Inc. on Form S-8 of our report dated February 25, 2010 with respect to our audit of the consolidated financial statements of Geeknet, Inc. for the year ended December 31, 2009, which report is included in the Annual Report on Form 10-K of Geeknet, Inc. for the year ended December 31, 2011.

/s/ Stonefield Josephson, Inc.

San Francisco, California
July 16, 2012